UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2013

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9810 Summers Ridge Road, Suite 110
San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 16, 2013, OncoSec Medical Incorporated (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors (collectively, the “Purchasers”) providing for the issuance and sale by the Company to the Purchasers of an aggregate of 47,792,000 shares of the Company’s Common Stock (collectively, the “Shares”) and warrants to purchase an aggregate of 23,896,000 shares of the Company’s Common Stock (collectively, the “Warrants” and the shares issuable upon exercise of the Warrants, collectively, the “Warrant Shares”) at a purchase price of $0.25 per share, for aggregate gross proceeds of approximately $11.95 million (such transaction, the “Offering”).  Net proceeds, after deducting the Placement Agent Fee (described below) and other estimated offering expenses payable by the Company, are approximately $11.1 million.  The Company consummated the Offering on September 18, 2013.  The Company intends to use the net proceeds from the Offering for general corporate purposes, including clinical trial expenses and research and development expenses.

Pursuant to the terms of the Securities Purchase Agreement, at the closing each Purchaser was issued a Warrant to purchase up to a number of shares of the Company’s Common Stock equal to 50% of the shares issued to such Purchaser.  The Warrants have an exercise price of $0.35 per share, are exercisable immediately upon issuance and have a term of exercise equal to four years from the date of issuance of the Warrants.

The securities sold pursuant to the Securities Purchase Agreement have been registered under the Securities Act of 1933 (the “Securities Act”) pursuant to the Company’s Registration Statement on Form S-1, as amended (No. 333-189516), which was declared effective by the Securities and Exchange Commission (the “Commission”) on September 13, 2013, and the Shares and Warrants are being offered and sold pursuant to a prospectus dated September 13, 2013 and a final prospectus dated September 17, 2013.  This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Shares or Warrants, nor shall there be any sale of the Shares or Warrants in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing description of the Securities Purchase Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of each document.  Copies of the Securities Purchase Agreement and Form of Common Stock Purchase Warrant are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and each is incorporated herein by reference.

Placement Agent Warrants

Pursuant to a Placement Agent Agreement (the “Placement Agent Agreement”) dated August 16, 2013 by and between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), Wainwright agreed to act as the Company’s placement agent in connection with the Offering.  Pursuant to the Placement Agent Agreement, the Company agreed to pay an aggregate cash fee for placement agent and financial advisory services equal to 6% of the gross proceeds of the Offering (the “Placement Agent Fee”), as well as a non-accountable expense allowance equal to 1% of the gross proceeds of the Offering.  In addition, the Company agreed to issue warrants to purchase an aggregate of up to 5% of the aggregate number of shares of Common Stock sold in the Offering, or 2,389,600, to the placement agent or its designees (the “Placement Agent Warrants”).  Under the Placement Agent Agreement, the Company may choose to pay up to 40% of the Placement Agent Fee and issue up to 40% of the Placement Agent Warrants directly to other broker-dealers acting as placement agents or financial advisors in the Offering.  The Company has engaged Maxim Group LLC (“Maxim”) as financial advisor with respect to the Offering, and has paid 20% of the Placement Agent Fee and issued 20% of the Placement Agent Warrants to Maxim in consideration for Maxim’s financial advisory services.

As a result, the Company has (i) paid a Placement Agent Fee to Wainwright and Maxim equal to $573,504 and $143,376, respectively, and (ii) issued Placement Agent Warrants to purchase 1,911,680 shares and 477,920 shares to Wainwright and Maxim, respectively, or their designees.  The Placement Agent Warrants have substantially the same terms as the Warrants issued to the Purchasers, except that such warrants have an exercise price of $0.3125 per share and expire on September 13, 2018.

The Placement Agent Warrants and the shares of the Company’s Common Stock underlying the Placement Agent Warrants have not been registered under the Securities Act and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof.  The Placement Agent Warrants and the shares of the Company’s Common Stock underlying the Placement Agent Warrants may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Placement Agent Warrants” is hereby incorporated by reference into this Item 3.02 in its entirety.  The Placement Agent Warrants (including the shares of the Company’s Common Stock underlying such warrants) were offered and sold to Wainwright and Maxim without registration under the Securities Act, or any state securities laws.  The Company is relying on the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof.  This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Placement Agent Warrants or the shares of the Company’s Common Stock underlying the Placement Agent Warrants.

Item 8.01 Other Events.

On September 19, 2013, the Company issued a press release announcing the closing of the Offering.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT INDEX

Exhibit	Description
10.1	Securities Purchase Agreement, dated as of September 16, 2013, by and among the Company and the Purchasers

10.2	Form of Common Stock Purchase Warrant

99.1	Press release of OncoSec Medical Incorporated, dated September 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Dated: September 19, 2013	By:	/s/ Punit Dhillon
Name: Punit Dhillon
Title: President & Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Securities Purchase Agreement, dated as of September 16, 2013, by and among the Company and the Purchasers

10.2	Form of Common Stock Purchase Warrant

99.1	Press release of OncoSec Medical Incorporated, dated September 19, 2013